                                                                   Exhibit 10.56

                                 ePresence, Inc.

                           Restricted Stock Agreement
              Granted Under 2000 Non-Executive Stock Incentive Plan

         This Restricted Stock Agreement (this "Agreement") is made this 1/st/ day of December, 2000 between ePresence, Inc., a Massachusetts corporation (the "Company"), and Rodney Jackson (the "Participant").

         WHEREAS, the issuance of 20,000 shares of restricted stock to the Participant was approved at the October 19, 2000 ("Grant Date") meeting of the Compensation Committee of the Company's Board of Directors.

         NOW, THEREFORE, for valuable consideration, receipt of which is acknowledged, the Company and the Participant (each, a "Party" and together, the "Parties") each agree as follows:

         1.  Purchase of Shares.
             ------------------

         The Company shall issue and sell to the Participant, and the Participant shall purchase from the Company, subject to the terms and conditions set forth in this Agreement and in the Company's 2000 Non-Executive Stock Incentive Plan (the "Plan"), 20,000 shares (the "Shares") of common stock, $0.01 par value per share, of the Company ("Common Stock"), at a purchase price of $0.01 per share. The aggregate purchase price for the Shares shall be paid by the Participant by check payable to the order of the Company or such other method as may be acceptable to the Company. Upon receipt by the Company of payment for the Shares, the Company shall issue to the Participant one or more certificates in the name of the Participant for that number of Shares purchased by the Participant. The Participant agrees that the Shares shall be held by an escrow agent pursuant to the terms and conditions in Section 6 of this Agreement and the Joint Escrow Instructions (the form of which is attached hereto as Appendix A), subject to the Purchase Option set forth in Section 2 of this
----------
Agreement and the restrictions on transfer set forth in Section 4 of this Agreement.

         2.  Purchase Option.
             ---------------

         (a) In the event that the Participant ceases to be employed by the Company for any reason or no reason, with or without cause, or the Participant announces his intention to terminate his employment with the Company, on or before the second anniversary of the Grant Date, the Company shall have the right and option (the "Purchase Option") to purchase from the Participant, for a sum of $0.01 per share (the "Option Price"), any or all of the Unvested Shares (as defined below).

         "Unvested Shares" means the total number of Shares multiplied by the Applicable Percentage at the time the Purchase Option becomes exercisable by the Company. The "Applicable Percentage" shall be (i) 100% during the twelve month period ending on the first anniversary of the Grant Date, (ii) 50% during the twelve month period ending on the second anniversary of the Grant Date, and
(iii) zero percent after the second anniversary of the Grant Date.

         (b) In the event that the Participant's employment with the Company is terminated by reason of death or disability on or before the second anniversary of the Grant Date, the number of the Shares for which the Purchase Option becomes exercisable shall be fifty percent (50%) of the number of Unvested Shares for which the Purchase Option would otherwise become exercisable. For this purpose, "disability" shall mean the Participant's absence from the full-time performance of the Participant's duties with the Company for 180 consecutive calendar days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and reasonably acceptable to the Participant or the Participant's legal representative.

         (c) For purposes of this Agreement, employment with the Company shall include employment with a parent or subsidiary of the Company.

         (d) If a Change in Control Date (as defined below) occurs on or prior to the second anniversary of the Grant Date, the Applicable Percentage shall be zero. The following definitions apply to this provision:

              (i) "Change in Control" means an event or occurrence set forth in any one or more of Section 2(d)(i)(A) through 2(d)(i)(D) below (including an event or occurrence that constitutes a Change in Control under one of such Sections but is specifically exempted from another such Section):

                    (A) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 50% or more of either (1) the then-outstanding shares of common stock of the Company (the "Outstanding Company Common Stock"), or (2) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this Section 2(d)(i)(A),
              --------
the following acquisitions shall not constitute a Change in Control: (1) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for common stock or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company), (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (4) any acquisition by any corporation pursuant to a transaction which complies with clauses (1) and (2) of
Section 2(d)(i)(C) hereof; or

                    (B) such time as the Continuing Directors (as defined below) do not constitute a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term "Continuing Director" means at any date a member of the Board (1) who was a member of the Board on the date of the execution of this Agreement or (2) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (2)
          --------  -------
any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation o proxies or consents, by or on behalf of a person other than the Board; or

                    (C) the consummation of a merger, consolidation, reorganization, recapitalization or statutory share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (1) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company's assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the "Acquiring Corporation") in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively; and (2) no Person (excluding the Acquiring Corporation, or any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 50% or more of the then-outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business combination); or

                    (D) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

              (ii) "Change in Control Date" means the date on which a Change in Control occurs. Anything in this Agreement to the contrary notwithstanding, if (A) a Change in Control occurs, (B) the Participant's employment with the Company is terminated prior to the date on which the Change in Control occurs, and (C) it is reasonably demonstrated by the Participant that such termination of employment (X) was at the request of a third party who has taken steps reasonably calculated to effect a Change in Control or (Y) otherwise arose in connection with or in anticipation of a Change in Control, then for all purposes of this Agreement the "Change in Control Date" shall mean the date immediately prior to the date of such termination of employment.

         3.   Exercise of Purchase Option and Closing.
              ---------------------------------------

         (a) The Company may exercise the Purchase Option by delivering or mailing to the Participant (or the Participant's estate), within 60 days after the termination of the employment of the Participant with the Company, a written notice of exercise of the Purchase Option. Such notice shall specify the number of Shares to be purchased. If and to the extent the Purchase Option is not so exercised by the giving of such a notice within such 60-day period, the Purchase Option shall automatically expire and terminate effective upon the expiration of such 60-day period.

         (b) Within 10 days after delivery to the Participant of the Company's notice of the exercise of the Purchase Option pursuant to subsection (a) above, the Participant (or the Participant's estate) shall, pursuant to the provisions of the Joint Escrow Instructions referred to in Section 6, tender to the Company at its principal offices the certificate or certificates representing the Shares which the Company has elected to purchase in accordance with the terms of this Agreement, duly endorsed in blank or with duly endorsed stock powers attached thereto, all in form suitable for the transfer of such Shares to the Company. Promptly following its receipt of such certificate or certificates, the Company shall pay to the Participant the aggregate Option Price for such Shares (provided that any delay in making such payment shall not invalidate the Company's exercise of the Purchase Option with respect to such Shares).

         (c) After the time at which any Shares are required to be delivered to the Company for transfer to the Company pursuant to subsection (b) above, the Company shall not pay any dividend to the Participant on account of such Shares or permit the Participant to exercise any of the privileges or rights of a stockholder with respect to such Shares, but shall, insofar as permitted by law, treat the Company as the owner of such Shares.

         (d) The Option Price may be payable, at the option of the Company, in cancellation of all or a portion of any outstanding indebtedness of the Participant to the Company or in cash or both.

         (e) The Company shall not purchase any fraction of a Share upon exercise of the Purchase Option, and any fraction of a Share resulting from a computation made pursuant to Section 2 of this Agreement shall be rounded to the nearest whole Share (with any one-half Share being rounded upward).

         (f) The Company may assign its Purchase Option to one or more persons or entities.

         4.   Restrictions on Transfer.
              ------------------------

         The Participant shall not sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively "transfer") any Shares, or any interest therein, that are subject to the Purchase Option, except that the Participant may transfer such Shares to or for the benefit of any spouse, child or grandchild, or to a trust for their benefit, provided that such Shares shall remain subject to this Agreement (including
--------
without limitation the restrictions on transfer set forth in this Section 4 and the Purchase Option), and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Agreement.

         5.   Effect of Prohibited Transfer.
              -----------------------------

         The Company shall not be required (a) to transfer on its books any of the Shares which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement, or (b) to treat as owner of such Shares or to pay dividends to any transferee to whom any such Shares shall have been so sold or transferred.

         6.   Escrow.
              ------

         The Participant shall, upon the execution of this Agreement, execute Joint Escrow Instructions in the form attached to this Agreement as Appendix A.
                                                                    ----------
The Joint Escrow Instructions shall be delivered to the escrow agent thereunder. The Participant shall deliver to such escrow agent a stock assignment duly endorsed in blank and hereby instructs the Company to deliver to such escrow agent, on behalf of the Participant, the certificate(s) evidencing the Shares issued hereunder. Such materials shall be held by such escrow agent pursuant to the terms of such Joint Escrow Instructions.

         7.   Restrictive Legend.
              ------------------

         All certificates representing Shares shall have affixed thereto a legend in substantially the following form, in addition to any other legends that may be required under federal or state securities laws:

              "The shares of stock represented by this certificate are subject to restrictions on transfer and an option to purchase set forth in a certain Restricted Stock Agreement between the corporation and the registered owner of these shares (or his predecessor in interest), and such Agreement is available for inspection without charge at the office of the Secretary of the corporation."

         8.   Provisions of the Plan.
              ----------------------

         This Agreement is subject to the provisions of the Plan, a copy of which the Participant acknowledges he has been furnished with.

         9.   Withholding Taxes; Section 83(b) Election.
              -----------------------------------------

         (a) The Participant acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Participant any federal, state or local taxes of any kind required by law to be withheld with respect to the purchase of the Shares by the Participant or the lapse of the Purchase Option.

         (b) The Participant acknowledges that the Participant has been informed of the availability of making an election in accordance with Section 83(b) of the Internal Revenue Code of 1986, as amended (attached hereto as Appendix B is the 83(b) Election Form); that such election must be filed with
----------
the Internal Revenue Service within 30 days of the date of this Agreement; and that the Participant is solely responsible for making such election.

         10.  Severability.
              ------------

         The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

         11.  Waiver.
              ------

         Any provision for the benefit of the Company contained in this Agreement may be waived, either generally or in any particular instance, by the Compensation Committee of the Company's Board of Directors.

         12.  Binding Effect.
              --------------

         This Agreement shall be binding upon and inure to the benefit of the Company and the Participant and their respective heirs, executors, administrators, legal representatives, successors and assigns, subject to the restrictions on transfer set forth in Section 4 of this Agreement.

         13.  Notice.
              ------

         All notices, instructions and other communications given hereunder or in connection herewith shall be in writing. Any such notice, instruction or communication shall be sent either (i) by registered or certified mail, return receipt requested, postage prepaid, or (ii) prepaid via a reputable nationwide overnight courier service, in each case addressed to the Company at: Corporate Counsel, ePresence, Inc., 120 Flanders Road, P.O. Box 5013, Westboro, Massachusetts 01581-5013, and to the Participant at: 70 Sudbury Street, Marlborough, Massachusetts 01752 (or to such other address as either the Company or the Participant may have furnished to the other in writing in accordance herewith). Any such notice, instruction or communication shall be deemed to have been delivered five business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent via a reputable nationwide overnight courier service. Either Party may give any notice, instruction or other communication hereunder using any other means, but no such notice, instruction or other communication shall be deemed to have been duly delivered unless and until it actually is received by the Party for whom it is intended.

         14.  Pronouns.
              --------

         Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

         15.  Entire Agreement.
              ----------------

         This Agreement and the Plan constitute the entire agreement between the Parties, and supersede all prior agreements and understandings, relating to the subject matter of this Agreement.

         16.  Amendment.
              ---------

         This Agreement may be amended or modified only by a written instrument executed by both the Company and the Participant.

         17.  Governing Law.
              -------------

         This Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the Commonwealth of Massachusetts without regard to any applicable conflicts of laws.

         IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.

                                    EPRESENCE, INC.


                                    By: William P. Ferry
                                       ------------------------------
                                    Name: William P. Ferry
                                         ----------------------------
                                    Title: Chairman & CEO
                                          ---------------------------


                                    PARTICIPANT

                                    Rodney Jackson
                                    ---------------------------
                                    Rodney Jackson

                                   Appendix A

                                 ePresence, Inc.

                            Joint Escrow Instructions

                                                              December 1, 2000

Kevin F. Newman
Assistant Clerk
ePresence, Inc.
120 Flanders Road
P.O. Box 5013
Westboro, Massachusetts 01581-5013


Dear Sir:

         As Escrow Agent for ePresence, Inc., a Massachusetts corporation (the "Company"), and the undersigned person ("Holder"), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Restricted Stock Agreement (the "Agreement") of even date herewith, to which a copy of these Joint Escrow Instructions is attached, in accordance with the following instructions:

         1.   Appointment.  Holder irrevocably authorizes the Company to deposit
              -----------
with you any certificates evidencing Shares (as defined in the Agreement) to be held by you hereunder and any additions and substitutions to said Shares. Holder does hereby irrevocably constitute and appoint you as his attorney-in-fact and agent for the term of this escrow to execute with respect to such Shares all documents necessary or appropriate to make such Shares negotiable and to complete any transaction herein contemplated. Subject to the provisions of this paragraph 1 and the terms of the Agreement, Holder shall exercise all rights and privileges of a stockholder of the Company while the Shares are held by you.

         2.   Closing of Purchase.
              -------------------

         (a) Upon any purchase by the Company of the Shares pursuant to the Agreement, the Company shall give to Holder and you a written notice specifying the purchase price for the Shares, as determined pursuant to the Agreement, and the time for a closing hereunder (the "Closing") at the principal office of the Company. Holder and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.

         (b) At the Closing, you are directed (a) to date the stock assignment form or forms necessary for the transfer of the Shares, (b) to fill in on such form or forms the number of Shares being transferred, and (c) to deliver same, together with the certificate or certificates evidencing the Shares to be transferred, to the Company against the simultaneous delivery to you of the purchase price for the Shares being purchased pursuant to the Agreement.

         3.   Withdrawal.  The Holder shall have the right to withdraw from this
              ----------
escrow any Shares as to which the Purchase Option (as defined in the Agreement) has terminated or expired.

         4.   Duties of Escrow Agent.
              ----------------------

         (a) Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

         (b) You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact of Holder while acting in good faith and in the exercise of your own good judgment, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

         (c) You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or Company, excepting only orders or process of courts of law, and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree of any court, you shall not be liable to any of the parties hereto or to any other person, firm or Company by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

         (d) You shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

         (e) You shall be entitled to employ such legal counsel and other experts as you may deem necessary to properly advise you in connection with your obligations hereunder and may rely upon the advice of such counsel.

         (f) Your rights and responsibilities as Escrow Agent hereunder shall terminate if (i) you cease to be Assistant Clerk of the Company or (ii) you resign by written notice to each party. In the event of a termination under clause (i), your successor as Assistant Clerk shall become Escrow Agent hereunder; in the event of a termination under clause (ii), the Company shall appoint a successor Escrow Agent hereunder.

         (g) If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

         (h) It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such dispute shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

         (i) These Joint Escrow Instructions set forth your sole duties with respect to any and all matters pertinent hereto and no implied duties or obligations shall be read into these Joint Escrow Instructions against you.

         (j) The Company shall indemnify you and hold you harmless against any and all damages, losses, liabilities, costs, and expenses, including attorneys' fees and disbursements, for anything done or omitted to be done by you as Escrow Agent in connection with this Agreement or the performance of your duties hereunder, except such as shall result from your gross negligence or willful misconduct.

         5.   Notice.  All notices, instructions and other communications given
              ------
hereunder or in connection herewith shall be in writing. Any such notice, instruction or communication shall be sent to each of the other parties thereunto entitled either (i) by registered or certified mail, return receipt requested, postage prepaid, or (ii) prepaid via a reputable nationwide overnight courier service, in each case addressed to the Company at: CFO, ePresence, 120 Flanders Road, P.O. Box 5013, Westboro, Massachusetts 01581-5013, to the Participant at: 70 Sudbury Street, Marlborough, Massachusetts 01752, and to you at: Assistant Clerk, ePresence, Inc., 120 Flanders Road, P.O. Box 5013, Westboro, Massachusetts 01581-5013 (or to such other address as a party may have furnished to the other parties in writing in accordance herewith). Any such notice, instruction or communication shall be deemed to have been delivered five business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent via a reputable nationwide overnight courier service. Any party may give any notice, instruction or other communication hereunder using any other means, but no such notice, instruction or other communication shall be deemed to have been duly delivered unless and until it actually is received by the party for whom it is intended.

         6.   Miscellaneous.
              -------------

         (a) By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions, and you do not become a party to the Agreement.

         (b) This instrument shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                                                    Very truly yours,

                                                    EPRESENCE, INC.

                                                    By: ________________________
                                                    Name:  William P. Ferry
                                                    Title: Chairman and CEO

                                                    HOLDER

                                                    ----------------------------

                                                    Rodney Jackson

ESCROW AGENT

----------------------------------
Kevin F. Newman
Assistant Clerk

                                   Appendix B

   Election to Include Value of Restricted Property in Gross Income in Year of
        Transfer Pursuant to Section 83(b) of the Internal Revenue Code

The undersigned hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, with respect to the property described below and supplies the following information in accordance with Treas. Reg. (S) 1.83-2:

The name, address, and taxpayer identification number of the undersigned are:

                                 _____________________________________
                                 _____________________________________
                                 _____________________________________

                  Taxpayer identification number: ____________________

A description of the property with respect to which this election is being made is as follows:

     ______ shares of common stock, $_______ par value per share, of ePresence, Inc., a Massachusetts corporation (the "Company")

The date on which the property was transferred and the taxable year for which this election is being made are as follows:

     Date of transfer:  _________, 2000

     Taxable year:  calendar year 2000

The nature of the restrictions to which the property is subject is as follows:

     The property is subject to vesting provisions and may be forfeited under the terms of a stock restriction agreement executed between the undersigned and the Company.

The fair market value of the property at the time of the transfer (determined without regard to any lapse restriction, as defined in Treas. Reg. (S) 1.83-3(i)) is:

     $_____________, equal to a fair market value of $__________ per share

The amount paid for the property by the undersigned is:

     $_____________, equal to a purchase price of $__________ per share

In accordance with Treas. Reg. (S) 1.83-2(d) & (e)(7), a copy of this statement has been furnished to the Company.

Dated:
      __________________________            ____________________________________

                                            Name:
                                                 _______________________________